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                                                                     EXHIBIT 4.3

                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

  THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT is made as of July 2, 1997 by and among the stockholders listed on Schedule I hereto (individually, a "Stockholder" and collectively, the "Stockholders") and Mission Critical Software, Inc., a Delaware corporation, (the "Company").

  WHEREAS, the Stockholders are the holders of all of the outstanding shares of the Common Stock, par value $.001 per share, of the Company (the "Common Stock"), all of the outstanding shares of the Series A Convertible Preferred Stock, par value $.001 per share, of the Company (the "Series A Stock"), all of the outstanding shares of Series B Convertible Preferred Stock, par value $.001 per share, of the Company (the "Series B Stock"), and all of the outstanding shares of Series C Convertible Preferred Stock, par value $.001 per share, of the Company (the "Series C Stock" and together with the Series A Stock and the Series B Stock, the "Preferred Stock"); and

  WHEREAS, the holders of the Common Stock, the Series A Stock and the Series B Stock and the Company are parties to a Stockholders Agreement dated as of September 4, 1996 (the "Original Agreement"); and

  WHEREAS, the holders of Series C Stock, pursuant to that certain Series C Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), have agreed to purchase an aggregate of 3,450,000 shares of Series C Stock; and it is a condition precedent to the closing of such purchase and sale that the Company and the Stockholders enter into this Agreement, thereby amending and restating the Original Agreement.

  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:


1.  GENERAL PROVISIONS.

  1.1. SHARES SUBJECT TO THIS AGREEMENT. The Stockholders expressly agree that, unless otherwise specified herein, the terms and restrictions of this Agreement shall apply to the Common Stock and the Preferred Stock, and all other equity securities of the Company now or hereafter issued (collectively referred to herein as the "Shares") which any of them now owns or hereafter acquires by any means, including without limitation by purchase, assignment or operation of law, or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction, and to any shares of capital stock of any successor in interest of the Company, whether by sale, merger, consolidation or other similar transaction, or by purchase, assignment or operation of law. Without limiting the foregoing, the defined terms "Preferred Stock" and "Shares" as used herein expressly include all shares of Common Stock of the Company issued on conversion of the Series A Stock, Series B Stock and Series C Stock, in accordance with the Company's Amended and Restated Certificate of Incorporation.

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  1.2.  NO PARTNERSHIP RELATIONSHIP.  Notwithstanding, but not in limitation of, any other provision of this Agreement, the parties understand and agree that the creation, management and operation of the Company shall not create or imply a general partnership between or among the Stockholders and shall not make any Stockholder the agent or partner of any other Stockholder for any purpose.

2.  ELECTION OF THE BOARD OF DIRECTORS.

  2.1. ELECTION OF DIRECTORS. Each of the Stockholders agrees to vote his, her or its Shares (and any other shares of the capital stock of the Company over which he, she or it exercises voting control) and to take such other actions as are necessary, so as to fix the number of members of the Board of Directors of the Company at nine (9) and (to the extent of the voting rights of the shares of capital stock held by such party) to elect and thereafter continue in office as directors of the Company:

               (i) one (1) individual who shall be designated by International Capital Partners, Inc. and Zesiger Capital Group, LLC (the "ICP Director");

               (ii) one (1) individual who shall be designated by New Enterprise Associates VII, Limited Partnership ("NEA VII") (the "NEA Director");

               (iii) one (1) individual who shall be designated by Austin
                     Ventures V, L.P. (the "Austin Ventures Director");

               (iv) one (1) individual who shall be designated by JMI Equity Fund III, L.P. (the "JMI Director");

               (v) four (4) individuals who shall be designated by the Stockholders owning a majority of the Shares of Common Stock and Series A Stock voting together (the "Common Directors");

               (vi) one (1) individual who shall not be an employee of the Company and who shall be designated by all of the Common Directors and then approved by each of the ICP Director, the NEA Director, the Austin Ventures Director and the JMI Director (the "Independent Director").

     The Stockholders agree that no individual designated as a Common Director or the Independent Director shall be an ancestor, descendent, spouse, sibling, or spouse or descendent of a sibling of any other director of the Company. As used herein, the ICP Director, the NEA Director, the Austin Ventures Director and the JMI Director are collectively referred to as the "VC Directors."

     As of the date hereof, each of the parties agrees that (i) Douglas L. Ayer shall be designated as the ICP Director, (ii) Scott D. Sandell shall be designated as the NEA Director,

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(iii) John D. Thornton shall be designated the Austin Ventures Director, (iv)
John Moores shall be designated the JMI Director, (v) Thomas P. Bernhardt, Louis
R. Woodhill and Paul F. Koffend, Jr. shall be designated as the Common Directors, and (vi) E. Alexander Goldstein shall be designated as the Independent Director. As of the date hereof, one Common Director shall be undesignated. Without limiting the generality of the foregoing, at each annual meeting of the stockholders of the Company, and at each special meeting of the stockholders called for the purpose of electing directors of the Company, and at any time at which the stockholders of the Company have the right to, or shall, elect directors of the Company, then, and in each event, each Stockholder shall vote or cause to be voted all Shares owned or controlled by him, her or it (or shall consent in writing in lieu of a meeting of stockholders of the Company, as the case may be) to set the number of, and to elect persons as, directors of the Company in accordance with this Section 2.1.

     2.2. REMOVAL OF BOARD MEMBERS. Each of the Stockholders agrees to vote his, her or its Shares (and any other shares of the capital stock of the Company over which he, she or it exercises voting control) and take such other actions as are necessary, for the removal of any director upon the request of the party or parties designating such director or in the case of the Independent Director upon the unanimous consent of either (i) all of the VC Directors or (ii) all of the Common Directors. Any such removal shall create a vacancy which shall be filled in accordance with Section 2.3.

     2.3. VACANCIES ON THE BOARD OF DIRECTORS. Each of the Stockholders agrees to vote his, her or its Shares (and any other shares of the capital stock of the Company over which he, she or it exercises voting control) and take such other actions as are necessary, in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors of the Company shall be filled either (i) in accordance with Section 2.1 or (ii) pending such shareholder action, by the vote of a majority of the Board of Directors.

     2.4. OBLIGATION OF THE COMPANY. The Company hereby agrees not to take any action or fail to object to any action which would be inconsistent with the parties' exercise of their obligations under this Section 2.

     2.5. ELECTION OF DIRECTORS. The Company shall provide the Stockholders with 30 days' prior written notice of any meeting at which directors are to be elected. Each group of Stockholders designating a director hereunder shall give written notice to the Company no later than 20 days prior to such meeting, of the persons designated by such group as nominees for election as directors. The Company agrees to nominate and recommend for election as directors only the individuals designated, or to be designated, pursuant to Section 2.1. If such Stockholders fail to give notice to the Company as provided above, it shall be deemed that the designee[s] of such Stockholders then serving as director[s] shall be their designee[s] for reelection.

     2.6. REIMBURSEMENT OF EXPENSES. The Company shall pay the reasonable out-of-pocket expenses of all Directors (other than any Directors who are employees of the Company, who shall be reimbursed in accordance with the Company's existing employee travel policy) in attending meetings of the Board of Directors and committees thereof (including, without limitation, travel, room and board).

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     2.7. COMMITTEES OF THE BOARD. The Stockholders shall cause their director-
nominees to vote in favor of (i) the establishment of a Compensation Committee comprised solely of each VC Director and the Independent Director to oversee (A) the compensation of all executive officers of the Company, (B) the compensation of all employees of the Company earning $100,000 or more per year, and (C) all awards of stock, stock options or other form of equity compensation to officers, employees and consultants of the Company, whether pursuant to an equity incentive plan approved by the Company's shareholders or otherwise, and (ii) the appointment of each VC Director to any other committee of the Board of Directors which may from and after the date hereof be established.

     2.8. INDEMNIFICATION AND INSURANCE. The Company shall indemnify each member of the Board of Directors to the fullest extent provided by law and shall advance expenses in connection with defending such claims to the extent provided in the By-laws of the Company as such By-laws exist on the date hereof. Upon the consummation of an initial public offering of the Common Stock of the Company, the Company shall obtain directors liability insurance with per-claim coverage of at least $1,000,000.

3.  RIGHT OF FIRST REFUSAL ON COMMON STOCK AND SERIES A STOCK.

     3.1.  RESTRICTED TRANSFER.  Except as otherwise provided for in Sections
3.2 and 3.4 below, and except in connection with transfers to the Company, each holder of Common Stock and each holder of Series A Stock listed on Schedule II hereto (each, a "Selling Stockholder") agrees that he, she or it shall not sell, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, "transfer"), any of the Common Stock or Series A Stock held by him, her or it except for transfers pursuant to this Agreement.

     3.2. PERMITTED TRANSFERS. A Selling Stockholder may transfer Common Stock or Series A Stock (a "Permitted Transfer") to or for the benefit of any Permitted Transferee (as defined below), provided that such Common Stock and Series A Stock shall remain subject to this Agreement and such Permitted Transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. For the purposes of this Agreement, a "Permitted Transferee" shall mean (i) an ancestor, descendant, sibling or spouse of an individual Selling Stockholder or to any trust for the benefit of, or partnership solely owned by, any such persons or to a trust for the benefit of, or partnership solely owned by, the Selling Stockholder, provided such transfer does not effect any change in the voting control of the Common Stock or Series A Stock, as the case may be, and (ii) an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a corporation or partnership Selling Stockholder.

     3.3. SALE NOTICE. At least twenty (20) days prior to making any transfer of Common Stock or Series A Stock other than a Permitted Transfer, a Selling Stockholder (and/or a Permitted Transferee of a Selling Stockholder), shall deliver a written notice (the "Sale Notice") to each holder of Series B Stock (each, a "Series B Stockholder"), each holder of Series C Stock (each, a "Series C Stockholder", and together with the Series B Stockholders, the "Series B and C Stockholders") and to the Company disclosing in reasonable detail the identity of the proposed transferees and the terms and conditions of the proposed transfer.

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     3.4. RIGHT OF FIRST REFUSAL. The Company may elect to purchase some or all of the Common Stock and/or Series A Stock to be transferred (the "Offered Stock") upon the terms and conditions set forth in the Sale Notice by delivering a written notice of such election to the transferring Selling Stockholder (the "Offeror") and the Series B and C Stockholders within ten (10) business days after the date of delivery of the Sale Notice by the Offeror as determined pursuant to Section 6.1 below (the "Delivery Date"). If the Company fails to elect to purchase all of the Offered Stock, it shall promptly notify the Series B and C Stockholders and the Series B and C Stockholders may elect to purchase some or all of the Offered Stock which the Company did not elect to purchase ("Remaining Offered Stock") upon the terms and conditions set forth in the Sale Notice by delivering a written notice of such election to the Company, the Offeror and the other Series B and C Stockholders within twenty (20) business days after the Delivery Date. If more than one Series B and C Stockholder elects to purchase the Remaining Offered Stock, the Remaining Offered Stock shall be apportioned among such electing Series B and C Stockholders pro rata to their respective holdings of the Common Stock issued or issuable upon conversion of such Series B and C Stockholders' shares of Series B Stock or Series C Stock, as the case may be. The closing of the purchase and sale of the Offered Stock and Remaining Offered Stock shall take place on a date agreed upon by the Offeror and the Company and/or the Series B and C Stockholders purchasing the remaining shares of Common Stock or Series A Stock, as the case may be, but in any event within thirty (30) business days after the Delivery Date, at the principal office of the Company, or such other place as may be agreed to by the Offeror, the Company and such Series B and C Stockholders. Such purchase and sale shall take place upon the terms and conditions set forth in the Sale Notice that in the event that the transaction described in a Sale Notice involves in whole or in part the payment of non-cash consideration, or the payment of consideration over time, the Company and any purchasing Series B and C Stockholder shall have the right to elect, upon exercise of their rights set forth in this Section 3, to pay to the Selling Stockholders in full consideration for the Offered Stock the market price of such securities which shall be the present cash value of the consideration described in the Sale Notice as determined by the Board of Directors of the Company in good faith. If the Company and the Series B and C Stockholders fail to elect to purchase all of the Offered Stock, the Offeror may, subject to Section 4, transfer the Offered Stock not purchased by the Company and the Series B and C Stockholders at a price and on terms no more favorable to the transferee than those specified in the Sale Notice during the 120-day period immediately following the date on which the Series B and C Stockholder's right of first refusal expired. Any Offered Stock not sold or transferred during such 120-day period will again be subject to the provisions of this Section 3.

     3.5. EFFECT OF PROHIBITED TRANSFER. The Company shall not be required (a) to transfer on its books any of the Common Stock or Series A Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Common Stock or Series A Stock or to pay dividends to any transferee to whom any such Common Stock or Series A Stock shall have been so sold or transferred.

     3.6. ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS, ETC. If from time to time during the term of this Agreement there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock or Series A Stock of the Company, any and all new, substituted or additional securities to which a Selling Stockholder is entitled by reason of his, her or its ownership of Common Stock or Series A Stock shall be immediately subject to the provisions of this Agreement in the same manner and to the same extent as the Shares.

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     3.7.  ACQUISITION OF COMMON STOCK AND SERIES A STOCK BY SERIES B AND C
STOCKHOLDERS. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock and Series A Stock acquired pursuant to this Agreement by a Series B and C Stockholder not listed on Schedule II shall no longer be subject to the transfer restrictions of Sections 3 and 4 hereto.

4.   RIGHT OF CO-SALE ON COMMON STOCK.

     4.1. CO-SALE RIGHT. If the Company and/or Series B and C Stockholders do not elect to purchase all of the Offered Stock from the Selling Stockholder pursuant to Section 3 above, any Series B and C Stockholder not electing to purchase any of the Offered Stock pursuant to Section 3 above may elect to participate in the contemplated sale by delivering written notice to the Selling Stockholder and the Company within twenty (20) business days after receipt of the Sale Notice. If such Series B and C Stockholder (each a "Participating Seller") elects to so participate, such Participating Seller shall be entitled to sell, at the same price and on the same terms, such number of shares of Common Stock as is determined by multiplying the number of shares of Offered Stock (or the number of shares of Common Stock into which the Offered Stock is convertible, as the case may be) by a fraction, the numerator of which is the number of Shares owned by such Participating Seller (assuming the conversion of such Participating Seller's Preferred Stock into shares of Common Stock) at the time of the transfer and the denominator of which is the number of Shares owned by all Series B and C Stockholders and the Selling Stockholders at the time of the transfer (assuming the conversion of all Preferred Stock into Common Stock).

     4.2. OVERALLOTMENT. If any Series B and C Stockholder does not elect to fully participate in the Selling Stockholder's sale pursuant to this Section 4, the Selling Stockholder shall promptly give notice of such failure to the Participating Sellers who did so elect. Such notice may be made by telephone if confirmed in writing within two (2) days. Such Participating Sellers shall have five (5) days from the date such notice was given to agree to sell their pro rata share of the unsold portion. For purposes of this Section 4.2, a Participating Seller's pro rata share shall be the ratio of (x) the number of Shares (assuming the conversion of all shares of Preferred Stock into Common Stock) held by such Participating Seller to (y) the total number of Shares (assuming the conversion of all shares of Preferred Stock into Common Stock) held by all Participating Sellers.

     4.3. DELIVERY OF CERTIFICATES. The Participating Sellers shall effect their participation in the sale by promptly delivering to the Selling Stockholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

          (a) the type and number of shares of Common Stock which the Participating Seller elects to sell; or

          (b) that number of shares of Series B Stock and Series C Stock which is at such time convertible into the number of shares of Common Stock (or the number of shares of Common Stock into which the Offered Stock is convertible, as the case may be) which the Participating Seller elects to sell; PROVIDED, HOWEVER, that if the prospective purchaser objects to the delivery of Series B Stock or Series C Stock in lieu of Common Stock or Series A Stock, the Participating Seller shall convert such Series B Stock or Series C Stock into Common Stock and deliver Common Stock as provided in this paragraph 4.3. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

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     4.4. CONSUMMATION OF SALE.  The stock certificate or certificates that the
Participating Sellers deliver to the Selling Stockholder pursuant to paragraph
4.3 shall be transferred to the prospective purchaser along with the stock certificate or certificates representing the Selling Stockholders' Shares to be sold by the Selling Stockholder, such number of Selling Stockholders' Shares to be correspondingly reduced by the Participating Sellers' shares, in consummation of the sale of the Selling Stockholders' Shares pursuant to the terms and conditions specified in the Sale Notice, and the purchaser of such shares shall concurrently therewith remit to each Participating Seller and to the Selling Stockholder that portion of the sale proceeds to which such Participating Seller or the Selling Stockholder, as the case may be, is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from a Participating Seller who is exercising its rights of co-sale hereunder, the Selling Stockholder shall not sell to such prospective purchaser or purchasers any Selling Stockholders' Shares unless and until, simultaneously with such sale, the Selling Stockholder shall purchase such shares or other securities from such Participating Seller for the same consideration and on the same terms and conditions as the proposed transfer described in the Sale Notice.

5.   MISCELLANEOUS.

     5.1. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

          If to the Stockholders:  at their respective addresses listed on
          Schedule 1

          With a copy to:           International Capital Partners, Inc.
                                    300 First Stamford Place
                                    Stamford, CT  06902
                                    Attn:  Douglas L. Ayer, Managing Partner

          If to the Company:        Mission Critical Software, Inc.
                                    720 North Post Oak Road
                                    Houston, TX 77024
                                    Attn:  Louis Woodhill, President

          With a copy to:           Baker & Hostetler
                                    1000 Louisiana, Suite 200
                                    Houston, TX 77002-5009
                                    Attn:  Richard C. Yount, Jr., Esq.

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

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  5.2.  RESTRICTIVE LEGEND.  All certificates representing Common Stock or
Preferred Stock shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

     "The shares of stock represented by this certificate are subject to transfer restrictions and voting agreements set forth in a certain Amended and Restated Stockholders' Agreement dated as of July 2, 1997 among the corporation, the registered owner of this certificate (or his predecessor in interest) and others, and such Agreement is available for inspection without charge at the offices of the corporation."

     If requested by a holder of Common Stock or Preferred Stock, the Company will remove any legend set forth on the certificate representing such shares of Common Stock or Preferred Stock, unless counsel to the Company advises the Company that such legend is necessary or advisable in light of contractual obligations or is necessary in light of provisions of applicable law.

     5.3. TRANSFERS AMONG ZESIGER STOCKHOLDERS. Stockholders owning shares of Common Stock or Preferred Stock and who are party to an investment advisory agreement with Zesiger Capital Group LLC ("Zesiger Stockholders") may transfer, without provision of an opinion of counsel and regardless of any legends stated on the stock certificates representing such shares, such Common Stock or Preferred Stock to or for the benefit of any other Zesiger Stockholder (each, a "Zesiger Transferee"); provided that such Common Stock and Preferred Stock shall remain subject to this Agreement and such Zesiger Transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

     5.4. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

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     5.5.  TERMINATION.  This Agreement shall terminate and shall be of no further force or effect upon the conversion of all of the outstanding shares of Preferred Stock into Common Stock under the Company's Amended and Restated Certificate of Incorporation.

     5.6. MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by (a) the Company, (b) the holders of record of more than 66 2/3% of the Common Stock and Series A Stock, voting together, exclusive of Common Stock issued on conversion of Series B Stock and Series C Stock, and (c) the holders of record of more than 66 2/3% of the Common Stock issued or issuable on conversion of the Series B Stock and Series C Stock voting together as a class. Notwithstanding the foregoing, no amendment shall affect the right of a Stockholder or group of Stockholders to designate a representative to the Board of Directors as provided in Section 2 without the written consent of such Stockholder, or in the case of a group of Stockholders holders of 66 2/3% of the Shares held by such group.

     5.7. WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party (or in the case of the Stockholders, the percentage of such group set forth in Section 5.5) entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     5.8. ASSIGNMENT; BENEFIT. The rights and obligations under this Agreement may be assigned by any party hereto in connection with an assignment of Shares, to the extent permitted hereby, and provided that such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted transferees and assigns of each party hereto; provided however, that no such succession in interest or permitted transfer or assignment shall be effective unless and until such successor or permitted transferee or assign shall agree in writing to be bound by the terms hereof. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     5.9. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

     5.10. SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

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     5.11.  HEADINGS AND CAPTIONS.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

     5.12. ENFORCEMENT. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other parties were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

     5.13. NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing among the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     5.14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive (i) the execution and delivery hereof, and (ii) any investigations made by or on behalf of the parties. No claim shall be made by a party for any alleged misrepresentation or breach of warranty by any other party unless notice for such claim shall have been given to such other party in accordance with the notice provision hereof.

     5.15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

                                MISSION CRITICAL SOFTWARE, INC.



                                By:  /s/  Louis Woodhill
                                   -----------------------------
                                     Title:  President




                                STOCKHOLDERS

                                MISSION CRITICAL SOFTWARE I, INC.

                                By:  /s/  James R. Woodhill
                                   -----------------------------
                                     Title: Chairman

                                NEW ENTERPRISE ASSOCIATES VI, LIMITED
                                 PARTNERSHIP

                                By:  NEA Partners VI, Limited Partnership
                                     its general partner

                                By:
                                   -----------------------------
                                   General Partner

                                NEW ENTERPRISE ASSOCIATES VII, LIMITED
                                 PARTNERSHIP

                                By:  NEA Partners VII, Limited Partnership
                                     its general partner

                                By:  /s/ Thomas C. McConnell
                                   -----------------------------
                                   General Partner

                                NEA PRESIDENTS' FUND, L.P.

                                By:  NEA General Partners, L.P.
                                     its general partner


                                By:  /s/ Thomas C. McConnell
                                   -----------------------------
                                   General Partner

                                NEA VENTURES 1996, L.P.


                                By:  /s/  Lynn S. Walker
                                   -----------------------------
                                Title:  Vice President


                                INTERNATIONAL CAPITAL PARTNERS, INC.


                                By:  /s/  Douglas Ayer
                                   -----------------------------
                                Title:  President and Managing Partner


                                ZESIGER CAPITAL GROUP LLC, as agent and
                                attorney-in-fact for certain of the investors as indicated on Schedule I


                                By:  /s/  Andrew D. Zacks
                                   -----------------------------
                                Name:  Andrew D. Zacks
                                   -----------------------------
                                Title:  Principal


                                AUSTIN VENTURES V, L.P.

                                By:   AV Partners V, L.P.
                                      its general partner


                                By:  /s/  John D. Thornton
                                   -----------------------------
                                Name:  John D. Thornton
                                   -----------------------------
                                Title:  General Partner


                                COMMERCE FUNDING CORPORATION


                                By:  /s/  Randall C. Elkins
                                   -----------------------------
                                Randall C. Elkins
                                President

                                /s/  Thomas P. Bernhardt
                                   ---------------------------------
                                        Thomas P. Bernhardt


                                /s/  Louis R. Woodhill
                                   ---------------------------------
                                        Louis R. Woodhill


                                /s/  James R. Woodhill
                                   ---------------------------------
                                        James R. Woodhill


                                /s/  Richard E. Denham
                                   ---------------------------------
                                      Richard E. Denham


                                /s/  Paul F. Koffend, Jr.
                                   ---------------------------------
                                      Paul F. (Mick) Koffend, Jr.


                                /s/  Marcus Erickson
                                   ---------------------------------
                                      Marcus Erickson


                                /s/  E. Alexander Goldstein
                                   ---------------------------------
                                      E. Alexander Goldstein


                                /s/  Brian J. McGrath
                                   ---------------------------------
                                      Brian J. McGrath


                                /s/ Peter D. Schaeffer by R.C. Yount
                                   ---------------------------------
                                      Peter D. Schaeffer


                                /s/ Goran Rynger by R.C. Yount
                                   ---------------------------------
                                      Peter D. Schaeffer


                                /s/  Gregg Swensen
                                   ---------------------------------
                                      Gregg Swensen


                                /s/  Lisa Swensen
                                   ---------------------------------
                                      Lisa Swensen

                                /s/  Robert W. Cox
                                   ---------------------------------
                                      Robert W. Cox


                                /s/  Courtney L.G. Parker
                                   ---------------------------------
                                      Courtney L.G. Parker


                                /s/  Marc Geller
                                   ---------------------------------
                                      Marc Geller


                                /s/  Randall C. Elkins
                                   ---------------------------------
                                      Randall C. Elkins

                                JMI EQUITY FUND III, L.P.
                                By: JMI Associates III, L.L.C.
                                      its general partner


                                By:  /s/ Charles E. Noels
                                   ---------------------------------
                                        Managing Member

                                                                      SCHEDULE 1

                Stockholders of Mission Critical Software, Inc.


                NAME                                            ADDRESS
                ----                                            -------
Mission Critical Software I, Inc.                  720 North Post Oak Road, Suite 505
                                                   Houston, Texas  77024

New Enterprise Associates VI, Limited              c/o New Enterprise Associates
 Partnership                                       2490 Sand Hill Road
                                                   Menlo Park, CA 94025

New Enterprise Associates VII, Limited             c/o New Enterprise Associates
 Partnership                                       2490 Sand Hill Road
                                                   Menlo Park, CA 94025

NEA President's Fund, L.P.                         c/o New Enterprise Associates
                                                   2490 Sand Hill Road
                                                   Menlo Park, CA 94025

NEA Ventures 1996, L.P.                            c/o New Enterprise Associates
                                                   2490 Sand Hill Road
                                                   Menlo Park, CA 94025

Commerce Funding Corporation                       Randall C. Elkins, President
                                                   1000 Louisiana, Suite 2000
                                                   Houston, TX 77002

Austin Ventures V, L.P.                            114 W. 7th Street, Suite 300
                                                   Austin, TX 78701
                                                   Attn: John D. Thornton

International Capital Partners, Inc.               300 First Stamford Place
                                                   Stamford, CT 06902
                                                   Attn: Douglas L. Ayer, Managing Partner

JMI Equity Fund                                    111 St. Paul Street
                                                   Baltimore, MD 21202
                                                   Attn: Brad Woloson

Thomas P. Bernhardt                                14 Ash Branch Ct.
                                                   The Woodlands, TX  77381

Louis R. Woodhill                                  2114 Pecan Trail Drive
                                                   Richmond, TX  77469

James R. Woodhill                                  1960 Hadden Avenue
                                                   Houston, TX  77019

Richard E. Denham                                  99 North Post Oak Lane
                                                   #8103
                                                   Houston, TX  77024

Paul F. (Mick) Koffend, Jr.                        1238 Glourie Drive
                                                   Houston, TX  77055


                NAME                                            ADDRESS
                ----                                            -------
Robert W. Cox                                      3918 Oak Gardens Drive
                                                   Kingwood, TX 77339

Randall C. Elkins                                  22219 Treesdale Lane
                                                   Katy, TX 77450

Marcus Erickson                                    7527 Timber Ridge Trail
                                                   Sugarland, TX  77479

Marc Geller                                        3501 Nottingham
                                                   Houston, TX 77005

E. Alexander Goldstein                             1755 Churchview Lane
                                                   Columbus, OH  43220

Brian J. McGrath                                   2 Oak Street, Box 2797
                                                   Kennebunkport, ME  04046

Peter D. Schaeffer                                 2918 E. Autumn Run Circle
                                                   Sugarland, TX  77479

Courtney LG Parker                                 402 East Gaywood Drive
                                                   Houston, TX 77079

Goran Rynger                                       Torpvagen IA
                                                   S-18352 Taby
                                                   Sweden

Gregg and Lisa Swensen                             207 Bird Song Terrace
                                                   Franklin Lakes, NJ 07417


*A. Carey Zesiger                                      See footnote below
*Albert L. Zesiger                                     See footnote below
*Alexa L. Zesiger                                      See footnote below
*Alza Corporation Retirement Plan                      See footnote below
*Barrie Ramsay Zesiger                                 See footnote below
*Brearley School General Investment Fund               See footnote below
*Chapin School Ltd. - Endowment Fund                   See footnote below
*State of Oregon PERS/ZCG                              See footnote below
*David Zesiger                                         See footnote below
*Dean Witter Foundation                                See footnote below
*Elizabeth Heller Mandell Trust                        See footnote below
*Harold & Grace Willens JTWROS                         See footnote below
*Leonard Kingsley                                      See footnote below
*Lisa W. Hess                                          See footnote below
*Mary Ann S. Hamilton Trust for Self                   See footnote below
*Mary Van Schulyer Raiser                              See footnote below
*Morgan Trust Co. of the Bahamas Ltd.                  See footnote below
*Nicola L. Zesiger                                     See footnote below
*Planned Parenthood of NY                              See footnote below
*Psychology Associates                                 See footnote below
*Tab Products Co. Pension Plan                         See footnote below
*The Ferris Hamilton Family Trust                      See footnote below
*The Jenifer Altman Foundation                         See footnote below
*The Meehan Investment Partnership I, L.P.             See footnote below
*Van Loben Sels Foundation                             See footnote below
*Warren Investment Group Ltd.                          See footnote below
*Public Employees Retirement System of Idaho           See footnote below

------------------
* An asterisk next to a stockholders name indicates that the stockholder has designated Zesiger Capital Group LLC as his, her or its agent and attorney-in-fact. A copy of the Limited Power of Attorney signed by the Stockholder has been provided to Mission Critical Software, Inc. The address of all such stockholders is c/o Zesiger Capital Group LLC, 320 Park Avenue, New York, NY 10022.

*Wells Family LLC                                      See footnote below
*The Trustees of Amherst College                       See footnote below


* An asterisk next to a stockholders name indicates that the stockholder has designated Zesiger Capital Group LLC as his, her or its agent and attorney-in-fact. A copy of the Limited Power of Attorney signed by the Stockholder has been provided to Mission Critical Software, Inc. The address of all such stockholders is c/o Zesiger Capital Group LLC, 320 Park Avenue, New York, NY 10022.

                                                            SCHEDULE II

                      Selling Stockholders under Section 3

Mission Critical Software I, Inc.

Thomas P. Bernhardt

Louis R. Woodhill

James R. Woodhill

Richard E. Denham

Paul F. (Mick) Koffend, Jr.

Marcus Erickson

E. Alexander Goldstein

                                       1